UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

TEL-INSTRUMENT ELECTRONICS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Branca Road

East Rutherford, New Jersey 07073

(Address of principal executive offices)

(201) 933-1600

(Telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.

On November 15, 2021, the Company announced its financial results for the quarter ended September 30, 2021. The information furnished under this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1*	Press release dated November 15, 2021, “Tel-Instrument Electronics Corp. Reports Net Income of $1.0 Million for Second Quarter 2022”.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: November 16, 2021	By:	Jeffrey O’Hara
Name: Jeffrey O’Hara
Title: Chief Executive Officer

Item 9.01.

TEL-INSTRUMENT ELECTRONICS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	March 31, 2021
	(unaudited)
ASSETS

Current assets:
Cash	$4,808,457	$3,485,275
Accounts receivable, net	1,530,060	1,933,321
Inventories, net	2,910,721	3,437,989
Restricted cash to support appeal bond	2,011,050	2,011,050
Prepaid expenses and other current assets	188,127	263,067
Total current assets	11,448,415	11,130,702

Equipment and leasehold improvements, net	142,277	200,769
Operating lease right-of-use assets	1,815,304	1,922,805
Deferred tax asset, net	2,443,042	2,675,040
Other long-term assets	35,109	35,110
Total assets	$15,884,147	$15,964,426

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Operating lease liabilities – current portion	$190,622	$201,883
Accounts payable	391,247	906,149
Deferred revenues - current portion	149,223	150,709
Accrued expenses ‐vacation pay, payroll and payroll withholdings	342,170	457,232
Accrued legal damages	5,993,433	5,889,023
Accrued expenses - other	235,310	365,975
Total current liabilities	7,302,005	7,970,971

Operating lease liabilities – long-term	1,624,682	1,720,921
Long term debt - PPP	-	722,577
Deferred revenues – long-term	312,420	332,428

Total liabilities	9,239,107	10,746,897

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, par value $0.10 per share
Preferred stock, 500,000 shares 8% Cumulative Series A Convertible Preferred issued and outstanding, par value $0.10 per share	3,695,998	3,695,998
Preferred stock, 166,667 shares 8% Cumulative Series B Convertible Preferred issued and outstanding, par value $0.10 per share	1,147,367	1,147,367
Common stock, 7,000,000 shares authorized, par value $0.10 per share, 3,255,887 shares issued and outstanding, respectively	325,586	325,586
Additional paid-in capital	7,170,954	7,318,620
Accumulated deficit	(5,694,865)	(7,270,042)
Total stockholders’ equity	6,645,040	5,217,529
Total liabilities and stockholders’ equity	$15,884,147	$15,964,426

TEL-INSTRUMENT ELECTRONICS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Net sales	$3,610,863	$3,336,396	$7,743,256	$6,275,833
Cost of sales	1,942,956	1,969,573	4,060,602	3,404,399

Gross margin	1,667,907	1,366,823	3,682,654	2,871,434

Operating expenses:
Selling, general and administrative	596,618	464,809	1,150,651	1,126,060
Litigation expenses	3,220	5,514	4,400	8,210
Engineering, research, and development	682,852	554,555	1,376,427	1,186,508
Total operating expenses	1,282,690	1,024,878	2,531,478	2,320,778

Income from operations	385,217	341,945	1,151,176	550,656

Other income (expense):
Interest income	995	1,879	1,980	4,725
Other income	22,260	-	35,853	13,854
Gain on forgiveness of PPP loan	722,577	-	722,577	-
Interest expense – judgement	(52,490)	(52,490)	(104,410)	(127,634)
Interest expense	-	(9,380)	-	(19,160)
Total other net income, (expense)	693,342	(59,991)	656,000	(128,215)

Income before income taxes	1,078,559	281,954	1,807,176	422,441

Income tax expense	78,883	59,206	231,999	88,713

Net income	999,676	222,748	1,575,177	333,728

Preferred dividends	80,000	80,000	160,000	160,000

Net income attributable to common shareholders	$919,676	$142,748	$1,415,177	$173,728

Basic income per common share	$0.28	$0.04	$0.43	$0.05
Diluted income per common share	$0.20	$0.04	$0.31	$0.05

Weighted average shares outstanding:
Basic	3,255,887	3,255,887	3,255,887	3,255,887
Diluted	5,095,665	5,068,949	5,095,665	3,255,887